Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Tedom Capital, Inc. on Amendment No. 1 to Form SB-2 of our report dated December 28, 2007 appearing in this filing for the period from December 26, 2006 (date of inception) to June 30, 2007 as well as the reference under the caption “Experts”.

/s/ FARBER HASS HURLEY & MCEWEN LLP
Camarillo, California
February 18, 2008